Exhibit 10.1

EXECUTION VERSION

Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K and, where applicable, have been marked with “[Intentionally Omitted]” to indicate where omissions have been made. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

CONFIDENTIAL

J.P. MORGAN SECURITIES LLC

Placement Agency Agreement

March 5, 2025

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

HLEND CLO 2025-3, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Issuer”) proposes to issue and sell the Debt, as specified on the transaction schedule attached as Schedule I hereto (the “Transaction Schedule”). The Debt with respect to the Issuer is referred to herein as the “Applicable Debt”. The Debt will be issued pursuant to the provisions of an Indenture, dated as of March 5, 2025 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as collateral trustee (the “ Collateral Trustee”) and, with respect to the Class A Loans, incurred pursuant to the provisions of a Credit Agreement, dated as of March 5, 2025 (the “Class A Credit Agreement”) among the Issuer, as borrower, the lenders party thereto, the Collateral Trustee and U.S. Bank Trust Company, National Association, as loan agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Indenture.

Subject to the terms and conditions of this placement agency agreement (this “Agreement”), the Issuer requests that J.P. Morgan Securities LLC (“JPMS”) act as placement agent (in such capacity, the “Placement Agent”) with respect to the Placed Debt (as defined herein) to be issued by the Issuer, as specified in the Transaction Schedule.

The sale of the Debt will be made without registration of the Debt under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom.

In connection with the initial sale of the Placed Debt, the Issuer has prepared (i) a preliminary offering circular subject to completion dated January 21, 2025 (the “Preliminary Offering Circular”), (ii) a second preliminary offering circular subject to completion dated January 30, 2025, (the “Second Preliminary Offering Circular”) and (iii) a final offering circular dated March 4, 2025 (the “Final Offering Circular”), for the information of the Placement Agent and for delivery to prospective purchasers of the Debt.

The Issuer hereby agrees with the Placement Agent as follows:

1. Offering of Placed Debt. The Issuer agrees to issue and sell the Placed Debt to the initial investors as hereinafter provided, subject to the terms of the Indenture.

2. Placement of the Debt. The Issuer understands that the Placement Agent, on behalf of the Issuer, intends (a) to place the Placed Debt privately pursuant to Regulation S or another available exemption under the Securities Act as soon after this Agreement has become effective as in the judgment of the Placement Agent is advisable and (b) to place the Placed Debt upon the terms set forth in the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular. The Debt, if any, purchased on the Closing Date by the Collateral Manager or any of its affiliates, employees or clients or certain other investors identified to the Issuer by the Collateral Manager (the “Collateral Manager Debt”) will be purchased directly from the Issuer. The Debt other than the Collateral Manager Debt and the Class A Loans shall constitute the “Placed Debt.”

The Issuer confirms that the Placement Agent is authorized, subject to the restrictions set forth below, to distribute copies of the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular in connection with the offering of the Debt.

The Placement Agent hereby makes to the Issuer the following representations and agreements:

(a)

if the Placement Agent purchases any Placed Debt for its own account on the Closing Date, it is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D (an “Institutional Accredited Investor”), a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) and a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act (a “Qualified Purchaser”);

(b)

it will not solicit offers for or offer to sell, as applicable, the Debt by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act (“Regulation D”));

(c)

it will solicit offers for the Placed Debt only from, and will offer the Placed Debt only to (x) persons who it reasonably believes to be both (A) Qualified Institutional Buyers and (B) Qualified Purchasers (or entities owned exclusively by Qualified Purchasers) and (y) Qualified Purchasers that are non-U.S. persons outside the United States in offshore transactions in accordance with Regulation S, and in each case will give the transferee or initial investor, as applicable, notice of any restrictions on resale of the Placed Debt and that, in each case, such transferees or initial investors in purchasing the Placed Debt have or are deemed to have represented and agreed as provided in the Final Offering Circular;

(d)

it understands that no action has been or will be taken by the Issuer that would permit a public offering of the Debt, or possession or distribution of the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular or any other offering or publicity material relating to the Debt, in any country or jurisdiction where action for that purpose is required;

(e)

it will comply with all applicable laws and regulations in each jurisdiction in which it offers, sells, delivers or places Placed Debt (as agent for the Issuer, or otherwise) or has in its possession or distributes the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular or any such other material, in all cases at its own expense;

(f)	[reserved];

(g)

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Placed Debt to any EEA Retail Investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Placed Debt to be offered so as to enable an investor to decide to purchase or subscribe the Placed Debt;

(h)	it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Placed Debt to any UK Retail Investor in the UK. For the purposes of this provision:

(i)	the expression “UK Retail Investor” means a person who is one (or more) of the following:

(A)

a retail client as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), including (but not limited to) by way of the Retained EU Law (Revocation and Reform) Act 2023 (the “EUWA”); or

(B)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the EUWA; or

(C)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Placed Debt to be offered so as to enable an investor to decide to purchase or subscribe for the Placed Debt;

(i)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Placed Debt in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(j)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Placed Debt in, from or otherwise involving the United Kingdom; and

(k)

it agrees that, at or prior to confirmation of sales of the Placed Debt, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Placed Debt from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Debt covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A or another exemption from the registration requirements of the Securities Act) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 2 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

3. Payment and Delivery. Payment for the Placed Debt shall be made by wire transfer in immediately available funds to the account specified by the Issuer to the Placement Agent on the Closing Date.

Payment for the Placed Debt shall be made against delivery (a) with respect to the Placed Debt to be sold to Qualified Institutional Buyers, to the nominee of The Depository Trust Company (“DTC”) for the account of the purchasers of the Placed Debt of one or more global securities (collectively, the “Rule 144A Global Notes”) representing such Debt or (b) with respect to any Placed Debt to be sold to non-U.S. persons outside the United States in accordance with Regulation S, to the nominee of DTC for the account of the purchasers of one or more global securities (collectively, the “Reg S Global Notes”) representing such Debt, in each case with any transfer taxes payable in connection with the transfer to the purchasers of the Placed Debt duly paid by the Issuer. The Rule 144A Global Notes and the Reg S Global Notes will be made available for inspection at the office of Cadwalader, Wickersham & Taft LLP not later than 10:00 A.M., New York City time, on the Closing Date.

As compensation to the Placement Agent for its commitments hereunder, the Issuer will pay, or cause to be paid, to the Placement Agent the fees relating to the Placed Debt specified in the letter agreement dated November 12, 2024, between JPMS and the Collateral Manager.

4. Representations and Warranties of Issuer. The Issuer represents and warrants to the Placement Agent that:

(a)

Preliminary Offering Circular, Second Preliminary Offering Circular and Final Offering Circular. The Preliminary Offering Circular, as of its date, did not, the Second Preliminary Offering Circular, as of its date, did not and the Final Offering Circular, in the form used by the Placement Agent to confirm sales of the Applicable Debt as of its date, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished to the Issuer in writing by the Placement Agent expressly for use therein.

(b)

Additional Written Communications. Other than the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular, the Issuer (including its agents and representatives, other than the Placement Agent) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Applicable Debt other than the documents listed on Annex A hereto.

(c)

Final Offering Circular. The Issuer agrees that the terms of the offering of Applicable Debt contained in the Preliminary Offering Circular and the Second Preliminary Offering Circular are superseded in their entirety by the terms of the offering of the Applicable Debt that are contained in the Final Offering Circular.

(d)

No Material Adverse Change. Since the respective dates as of which information is given in each of the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular, there has not been any change in the capital stock or debt of the Issuer, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position or stockholders’ equity of the Issuer, taken as a whole, otherwise than as set forth or contemplated in each of the Preliminary Offering Circular and the Second Preliminary Offering Circular and the Final Offering Circular; and except as set forth or contemplated in each of the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular, the Issuer has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Issuer, taken as a whole.

(e)

Organization and Good Standing. The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular, and has been duly qualified as a limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Issuer, taken as a whole.

(f)	No Subsidiaries. The Issuer has no subsidiaries except as otherwise permitted by the Indenture.

(g)	This Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(h)

The Debt. The Applicable Debt has been duly authorized, and when issued, authenticated and delivered (and paid for in full) pursuant to the Indenture or incurred pursuant to the Class A Credit Agreement, will have been duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture and, in the case of the Class A Loans, the Class A Credit Agreement; the Indenture and each of the other Transaction Documents (as defined herein) to which the Issuer is a party have been duly authorized and, when executed and delivered by the Issuer and the other parties thereto, will each constitute a valid and binding instrument; and the Applicable Debt, the Indenture and the Class A Credit Agreement will conform to the descriptions thereof in the Final Offering Circular.

(i)

Margin Rules. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Applicable Debt) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(j)

No Conflicts. The Issuer is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under its limited liability company agreement and certificate of formation (collectively, the “Formation Documents”) or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject; the issue and sale of the Applicable Debt and the performance by the Issuer of all its obligations under the Applicable Debt, the Indenture, the Class A Credit Agreement, this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will any such action result in any violation of the provisions of its Formation Documents or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Applicable Debt or the consummation by the Issuer of the transactions contemplated by this Agreement, the Indenture and the other Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or “blue sky laws” in connection with the distribution of the Applicable Debt by the Placement Agent.

(k)

No Litigation. Other than as set forth or contemplated in the Final Offering Circular, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of its properties or to which the Issuer is or may be a party or to which its property is or may be the subject which, if determined adversely to it, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on (i) the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Issuer, taken as a whole, (ii) the Issuer’s performance of its obligations under, or the validity or enforceability of, or the consummation of the transactions contemplated by, this Agreement or any other Transaction Document or (iii) the interests of the holders, or the marketability, of the Applicable Debt and, to the best of the Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l)

No Integration. Neither the Issuer, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Applicable Debt in a manner that would require the registration under the Securities Act of the offering contemplated by the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular.

(m)

No General Solicitation or Directed Selling Efforts. None of the Issuer, any affiliate of the Issuer or any person acting on its behalf has offered or sold the Applicable Debt by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Issuer, any affiliate of the Issuer and any person acting on its or their behalf has complied with and will implement the “offering restrictions” requirements of Regulation S.

(n)	Rule 144A Eligibility. The Applicable Debt satisfies the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(o)

Securities Law Exemptions. Assuming the accuracy of the representations of the Placement Agent contained in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Applicable Debt in the manner contemplated by this Agreement to register the Applicable Debt under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended.

(p)

Investment Company Act. The Issuer is not and, after giving effect to the offering and sale of the Applicable Debt and the application of the proceeds thereof as described in the Final Offering Circular, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

(q)

Title to Assets. The Issuer has full legal, beneficial and marketable title to the Assets free and clear of all liens, encumbrances and defects except such as are described or referred to in the Final Offering Circular.

(r)

Initial Sale and Subsequent Transfers. The Issuer reasonably believes that, based on the procedures it has put in place, all purchasers and transferees of the Applicable Debt (other than purchasers and transferees of the Applicable Debt under Regulation S of the Securities Act) are both (I) Qualified Institutional Buyers and (II) Qualified Purchasers (or entities owned exclusively by Qualified Purchasers).

(s)	CUSIPs. The “fixed field” attachment to each CUSIP Number that the Issuer has obtained for the Debt contains “3c7” and “144A” indicators.

(t)	Rule 144A Global Notes. The Issuer has instructed DTC to take the following or similar steps with respect to the Rule 144A Global Notes:

(i) the DTC 20-character security descriptor and 48-character additional descriptor will indicate with the marker “3c7” that sales are limited to persons who are both (A) Qualified Institutional Buyers and (B) Qualified Purchasers;

(ii) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it; and where the DTC deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions;

(iii) DTC will, at the Issuer’s request, send an “Important Notice” outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;

(iv) upon request, DTC will provide to the Issuer a list of all DTC participants holding positions in the Debt so the Issuer can send a notice to those participants stating that sales are limited to persons who are both (A) Qualified Institutional Buyers and (B) Qualified Purchasers; and

(v) DTC will make available to all DTC participants a “Reference Directory” that includes a list of all issuers who have advised DTC that they are 3(c)(7) issuers, as well as CUSIP numbers for the 3(c)(7) securities.

(u)

Bloomberg Screens, Etc. The Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Global Notes. Without limiting the foregoing, the Issuer shall request Bloomberg L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Notes:

(i) The “Security Description” page describing each Rule 144A Global Notes should have an indicator stating “PRVT PLACEMENT” and should state: “144A/3c7 ‘ok’”.

(ii) The “Comments” page should state that “These Securities are being offered in the United States to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 2(a)(51) (or entities owned exclusively by qualified purchasers) under the Investment Company Act of 1940).”

5. Agreements of Issuer. The Issuer covenants and agrees with the Placement Agent as follows:

(a)

Delivery of Copies. The Issuer will deliver to the Placement Agent as many copies of the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular (including all amendments and supplements thereto) as it may reasonably request.

(b)

Amendments or Supplements to Disclosure. Before distributing any amendment or supplement to any of the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular, the Issuer will furnish to the Placement Agent a copy of the proposed amendment or supplement for review and not distribute any such proposed amendment or supplement to which the Placement Agent reasonably objects.

(c)

Additional Written Communications. Before using, authorizing, approving or referring to any written communication (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Applicable Debt (an “Issuer Written Communication”) (other than written communications that are listed on Annex A hereto and the Final Offering Circular), the Issuer will furnish to the Placement Agent and counsel for the Placement Agent a copy of such Issuer Written Communication for review and will not use, authorize, approve or refer to any such Issuer Written Communication to which the Placement Agent reasonably objects.

(d)

Ongoing Compliance of Disclosure. If, at any time prior to the completion of the initial sale and placement of the Applicable Debt, any event shall occur as a result of which it is necessary to amend or supplement any of the Preliminary Offering Circular, the Second Preliminary Offering

Circular or the Final Offering Circular in order to make the statements therein, in the light of the circumstances when the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular was delivered to the Placement Agent, not misleading, or if it is necessary to amend or supplement any of the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular to comply with law, the Issuer will forthwith prepare and furnish, at the expense of the Issuer, to the Placement Agent and the dealers (whose names and addresses the Placement Agent will furnish to the Issuer) to which Applicable Debt may have been placed by the Placement Agent on behalf of the Issuer and to any other dealers upon request, such amendments or supplements to the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular as may be necessary so that the statements in the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular as so amended or supplemented will not, in light of the circumstances when the Preliminary Offering Circular, Second Preliminary Offering Circular and Final Offering Circular are delivered to a purchaser, be misleading or so that the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular will comply with law.

(e)

Blue Sky Compliance. The Issuer will endeavor to qualify the Applicable Debt for offer and sale under the securities or “blue sky laws” of such jurisdictions as the Placement Agent shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Applicable Debt; provided that the Issuer shall not be required (except as otherwise expressly provided in the Indenture, the Class A Credit Agreement, the Securities Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Administration Agreement and this Agreement and any other agreement incidental thereto entered into by the Issuer (the “Transaction Documents”)) to file a general consent to service of process in any jurisdiction.

(f)

Reports to Holders. So long as the Applicable Debt is outstanding, the Issuer will direct the Collateral Trustee to furnish to the Placement Agent copies of all reports or other communications (financial or other) furnished to holders of Applicable Debt or reasonably requested by the Placement Agent.

(g)

Clear Market. During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Issuer will not offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Issuer (other than as contemplated in the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular).

(h)

Use of Proceeds. The Issuer will use the net proceeds received by the Issuer from the sale of the Debt pursuant to this Agreement in the manner specified in the Final Offering Circular under the caption “Use of Proceeds”.

(i)

No Resales by the Issuer. During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Applicable Debt which constitutes “restricted securities” under Rule 144 that have been reacquired by any of them.

(j)

Supplying Information. While the Applicable Debt that are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act remain outstanding, the Issuer will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the purchasers and any holder of Applicable Debt in connection with any sale thereof and any prospective purchaser of Applicable Debt and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

(k)	Regulation M Compliance. The Issuer will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Applicable Debt contemplated hereby.

(l)

No General Solicitation. None of the Issuer, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of any of the foregoing will solicit any offer to buy or offer or sell the Debt by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(m)

No Directed Selling Efforts. None of the Issuer, any of its affiliates (as defined in Rule 144(a)(1) under the Securities Act) or any person acting on behalf of any of the foregoing will engage in any directed selling efforts with respect to the Applicable Debt within the meaning of Regulation S under the Securities Act.

(n)

No Integration. None of the Issuer, any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on behalf of any of the foregoing will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Applicable Debt in a manner which would require the registration under the Securities Act of the Applicable Debt, and the Issuer will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby.

(o)	Compliance with Agreements. The Issuer will comply with all of its duties, covenants and obligations under the Transaction Documents.

6. Conditions of Placement Agent’s Obligations. The obligation of the Placement Agent to place the Placed Debt on the Closing Date is subject to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)

Representations and Warranties. The representations and warranties of the Issuer contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Issuer shall have complied with all agreements and all conditions on its parts to be performed or satisfied hereunder at or prior to the Closing Date.

(b)	Required Ratings. The Debt will have the ratings as specified under “Required Ratings” in the Transaction Schedule.

(c)

No Material Adverse Change. Since the date as of which information is given in the Final Offering Circular there shall not have been any change in the capital stock or debt of the Issuer or any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position or stockholders’ equity of the Issuer, taken as a whole, otherwise than as set forth or contemplated in the Final Offering Circular, the effect of which in the judgment of the Placement Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Debt on the Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

(d)

Officer’s Certificate. The Placement Agent shall have received on and as of the Closing Date a certificate of an officer of the Issuer, satisfactory to the Placement Agent to the effect set forth in subsections (a) and (b) of this Section 6 and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting its general affairs, business, prospects, management, financial position or stockholders’ equity from that set forth or contemplated in the Final Offering Circular.

(e)

Opinion of Counsel of the Issuer, Trustee and Collateral Manager. The Placement Agent shall have received an opinion of Cadwalader, Wickersham & Taft LLP, as special U.S. counsel to the Issuer, an opinion of Richards, Layton and Finger, PA, Delaware counsel to the Issuer, an opinion of Nixon Peabody LLP, U.S. counsel to the Collateral Trustee and an opinion of Dechert LLP, as U.S. counsel to the Collateral Manager and the Depositor, in each case dated the Closing Date and in form and substance reasonably satisfactory to the Placement Agent.

(f)	Fees and Expenses. The fees and expenses set forth in Section 3 have been paid or duly provided for in a manner satisfactory to the Placement Agent.

(g)

Further Certificates and Documents. On or prior to the Closing Date, the Issuer shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent shall reasonably request.

(h)	Class A Loans. The Class A Credit Agreement has been duly authorized, executed and delivered by the parties thereto and the Class A Loans have been incurred by the Issuer.

7. Indemnification and Contribution.

(a) Indemnification of Placement Agent. The Issuer agrees to indemnify and hold harmless the Placement Agent, each affiliate of the Placement Agent that assists the Placement Agent in the distribution of the Placed Securities, each person, if any, that controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Placement Agent, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement (or alleged untrue statement) of a material fact contained in the Preliminary Offering Circular, the Second Preliminary Offering Circular, any Issuer Written Communication or the Final Offering Circular (and any amendment or supplement thereto if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission (or alleged omission) to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Issuer in writing by the Placement Agent expressly for use therein.

(b) Indemnification of Issuer. The Placement Agent agrees to indemnify and hold harmless the Issuer, its member, managers, officers and each person who controls the Issuer within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Issuer in writing by the Placement Agent expressly for use in the Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand is brought or asserted against any person in respect of which indemnification may be sought pursuant to this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person has reasonably concluded that legal defenses may be available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Placement Agent, each affiliate of the Placement Agent that assists the Placement Agent in the distribution of the Placed Debt and such control persons of the Placement Agent shall be designated in writing by the Placement Agent, and any such separate firm for the Issuer, its member and managers, their officers and such persons who control them shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person has requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person has not reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by the Indemnified Person, unless such settlement (x) includes an unconditional release of the Indemnified Person, in form and substance satisfactory to the Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in clauses (a) through (c) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such

Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Placement Agent on the other hand from the offering of the Placed Debt or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Issuer and the total fees, discounts and commissions received by the Placement Agent bear to the aggregate offering price of the Placed Debt. The relative fault of the Issuer on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation of Liability. The Issuer and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which (i) the total fees, discounts and commissions received by the Placement Agent with respect to the offering of the Placed Debt exceeds (ii) the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedy. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) Survival of Indemnity and Contribution. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of any of the Issuer, its officers or directors or any other person controlling it and (iii) acceptance of and payment for any of the Debt.

(h) Consequential Damages. No party hereto shall be responsible or have any liability to any other party for any indirect, special, punitive or consequential damages incurred by any such other party arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof; provided that nothing in this sentence shall be deemed to relieve the Issuer or the Placement Agent of any obligation they may otherwise have under this Agreement to indemnify an Indemnified Person for any such damages asserted by an unaffiliated third party.

8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Placement Agent, by notice given to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally has been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or in any over-the-counter market, (ii) a general moratorium on commercial banking activities in New York has been declared by either Federal or New York State authorities, (iii) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis has occurred, either within or outside the United States, that in the judgment of the Placement Agent is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Debt on the terms and in the manner contemplated by this Agreement, the Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular or (iv) the representation in Section 4(a) is incorrect in any respect.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Nature of Transaction. (a) Arm’s Length Transaction. The Issuer acknowledges and agrees that the Placement Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the offering of the Debt contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary, to the Issuer or any other person. Additionally, the Placement Agent is not advising the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Issuer with respect thereto. Any review by the Placement Agent of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agent and shall not be on behalf of the Issuer.

(b) Role of Placement Agent. In soliciting offers to purchase the Placed Debt pursuant to this Agreement and in assuming its other obligations hereunder, the Placement Agent is acting solely as agent for the Issuer and not as principal. It is understood that the Placement Agent will be acting as the Issuer’s agent in the placing of the Placed Debt and that the Placement Agent’s responsibility in this transaction is limited to a “best efforts” basis in placing the Placed Debt with no understanding, express or implied, on the Placement Agent’s part of a commitment to purchase or place the Placed Debt. The Issuer will sell the Placed Debt directly to each purchaser through the Placement Agent as agent and the Placement Agent will have no ownership interest in or title to the Placed Debt; provided that the Placement Agent shall have the right, but shall not be obligated, to purchase Placed Debt as principal for its own account.

If the Placement Agent purchases as principal for its own account, each of the representations, warranties and covenants of the Issuer in this Agreement shall be for the benefit of the Placement Agent, as purchaser.

The Placement Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Placed Debt from the Issuer has been solicited by the Placement Agent and accepted by the Issuer but the Placement Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall fail to deliver Placed Debt to a purchaser whose offer it has accepted, the Issuer shall hold the Placement Agent harmless against any loss, claim, damage or liability arising from or as a result of such failure by the Issuer.

11. Jurisdiction. The Issuer submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agree that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer hereby designates and appoints Corporation Service Company (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of Corporation Service Company as such authorized agent shall become effective immediately without any further action on the part of the Issuer. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 11 and reasonably satisfactory to the Placement Agent. If the Process Agent shall cease to act as agent for services of process, the Issuer shall appoint, without unreasonable delay, another such agent, and notify the Placement Agent of such appointment. The Issuer represents to the Placement Agent that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Issuer hereby authorizes and directs the Process Agent to accept such service. The Issuer further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Placement Agent or any person controlling the Placement Agent to serve process in any other manner permitted by law.

12. Obligation Currency. The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall fail to satisfy the full amount of the Obligation Currency owed, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency owed expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which, in accordance with normal banking procedures, JPMS could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

13. Persons Entitled to Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Issuer, the Placement Agent, each affiliate of the Placement Agent which assists the Placement Agent in the distribution of the Placed Debt, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Placed Debt from the Placement Agent shall be deemed to be a successor by reason merely of such purchase.

14. Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Placement Agent or a BHC Affiliate of the Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Right under this Agreement that may be exercised against the Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 14, the terms listed below have the respective meanings specified below:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 U.S.C. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be given to it at J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attention: Global Structured Credit. Notices to the Issuer shall be given to it at c/o HPS Corporate Lending Fund, 40 West 57th Street, New York, NY 10019. The Issuer agrees that (i) it shall deliver, or cause to be delivered, to the Placement Agent at the foregoing address (or such other address that the Placement Agent may designate in writing from time to time) copies of all reports or other communications (financial or other) furnished to holders of Debt (collectively, the “Transaction Reports”), as well as copies of all other reports, notices, demands and other written information delivered or received by the Issuer, the Collateral Manager, the Collateral Trustee, paying agents, accountants or other persons pursuant to the definitive operative documentation relating to the Debt that may be reasonably requested by the Placement Agent, (ii) the Placement Agent may provide such operative documentation and Transaction Reports received by it to current and prospective investors in the Debt (including, but not limited to, by means of electronic transmissions) and to third-party vendors that provide modeling, reporting and other support services to investors and other participants in collateralized debt obligation or other structured transactions and (iii) the Placement Agent (or affiliates thereof) may use information derived from Transaction Reports in research publications relating to collateralized debt obligations or other structured transactions. To facilitate the provision of valuations of Debt following the Closing Date, until such time that the Transaction Reports are available from the Collateral Trustee or the Collateral Administrator, the Issuer further agrees, to the extent reasonably available to the Collateral Manager without additional cost or undue burden, (A) to provide, or cause the Collateral Trustee or Collateral Administrator to provide, to the Placement Agent during the Issuer’s ramp-up period, information relating to the Assets then held by the Issuer, (B) to concurrently make available, or to cause the Collateral Trustee or Collateral Administrator to make available, such information to investors and (C) to provide, or cause the Collateral Trustee or the Collateral Administrator to provide, such other information relating to the transaction as the Placement Agent may reasonably request from time to time. The provisions of the foregoing sentence shall survive the termination of this Agreement and the Placement Agent’s acceptance and payment for the Debt.

16. Counterparts. This Agreement may be signed in counterparts (including by electronic or facsimile transmission), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Limited Recourse Against Issuer. Notwithstanding any other provision of this Agreement, the Placement Agent may not, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under federal or state bankruptcy laws, or other similar laws of the United States of America or any other jurisdiction. The Placement Agent hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer hereunder, and that the Placement Agent will not have any recourse to any of the direct or indirect directors, officers, employees, shareholders, members, managers, incorporators or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer to the Placement Agent hereunder or thereunder from time to time and at any time will be limited to the Assets available at such time as applied in accordance with the Priority of Distributions pursuant to the Indenture and, on the exhaustion of the Assets, all remaining obligations of, and all claims against the Issuer arising from this Agreement or any Transaction Document or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive. Section 14.14 of the Indenture is hereby incorporated herein by reference, mutatis mutandis, as if set forth fully herein. The provisions of this Section 17 shall survive the termination or expiration of this Agreement for any reason whatsoever.

18. Governing Law. This Agreement is made and entered into in the State of New York. All negotiations of this Agreement occurred, or were initiated in, the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

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If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

HLEND CLO 2025-3, LLC

By: HPS Corporate Lending Fund, its manager
By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Authorized Signatory

Accepted as of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Krystal Lo
Name: Krystal Lo
Title: Executive Director

SCHEDULE I

Transaction Schedule

[Intentionally Omitted]

ANNEX A

Additional Written Communications

1.	None